SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) June 20, 2008 (June 18, 2008)

PHOENIX FOOTWEAR GROUP, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-31309	15-0327010
(Commission File Number)	(IRS Employer Identification No.)

5840 El Camino Real, Suite 106, Carlsbad, California	92008
(Address of Principal Executive Offices)	(Zip Code)

(760) 602-9688

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 4.01 Changes in Registrant’s Certifying Accountant.

(a) On June 18, 2008, the Audit Committee of the Board of Directors of Phoenix Footwear Group, Inc. (the “Company”) notified Grant Thornton LLP (“Grant Thornton”) that it had been dismissed as the Company’s independent registered public accounting firm.

The reports of Grant Thornton on the Company’s financial statements as of and for the fiscal years ended December 29, 2007 and December 30, 2006 contained an explanatory paragraph indicating that there was substantial doubt as to the Company’s ability to continue as a going concern and that the Company adopted Statement of Financial Accounting Standards No. 123 (revised 2004), “Share Based Payment,” using the modified prospective method on January 1, 2006 and also adopted the provisions of Financial Accounting Standard Board Interpretation No. 48, “Accounting for Uncertainty in Income Taxes” on January 1, 2007. Other than such modifications, no report of Grant Thornton on the financial statements of the Company for either of the fiscal years ended December 29, 2007 and December 30, 2006 contained an adverse opinion or disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope or accounting principles.

During the fiscal years ended December 29, 2007 and December 30, 2006 and through June 18, 2008 the Company had no disagreement with Grant Thornton on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of Grant Thornton, would have caused them to make reference thereto in their report on the Company’s financial statements for such years. During the fiscal years ended December 29, 2007 and December 30, 2006 and through June 18, 2008, none of the events described in Item 304(a)(1)(v) of Regulation S-K occurred, except that, as previously disclosed in Item 9A of the Company’s Annual Report on Form 10-K for the year ended December 30, 2006 and in Item 4 of the Company’s Quarterly Reports on Form 10-Q for the quarters ended April 1, 2006, July 1, 2006 and September 30, 2006, the Company stated that a material weakness existed in its internal control over financial reporting due to inadequate resources in its accounting and financial reporting group. This was a condition that existed as of December 31, 2005 and initially disclosed in the Company’s Annual Report on Form 10-K for that period. Grant Thornton reported this material weakness following the conclusion of their audit of the Company’s consolidated financial statements as of and for the year ended December 31, 2005. The Company’s management believes that the material weakness arose as a result of the significant acquisitions it completed in 2004 and 2005. Subsequently, in Item 9 of the Company’s Annual Report on Form 10-K for the year ended December 30, 2006, the Company concluded that its ongoing remediation efforts resulted in control enhancements which operated for an adequate period of time to demonstrate operating effectiveness such that the material weakness no longer existed.

The Company has authorized Grant Thornton to respond fully to the inquiries of the successor independent registered public accounting firm concerning the aforementioned material weakness.

Grant Thornton was provided a copy of the above disclosures and was requested to furnish a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the above statements. A letter from Grant Thornton is attached hereto as Exhibit 16.

(b) On June 18, 2008, the Audit Committee of the Company’s Board of Directors determined to engage the accounting firm of Mayer Hoffman McCann P.C., effective immediately, as the Company’s independent registered public accounting Firm.

During the fiscal years ended December 29, 2007 and December 30, 2006 and through June 18, 2008, the Company has not consulted with Mayer Hoffman McCann P.C., regarding any of the matters set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.

Item 9.01 Finance Statements and Exhibits.

(d) Exhibits.

16	Letter from Grant Thornton LLP dated June 20, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHOENIX FOOTWEAR GROUP, INC.

Date: June 20, 2008	/s/ Scott Sporrer
	Name:	Scott Sporrer
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
16	Letter from Grant Thornton LLP dated June 20, 2008.